DGS CALIFORNIA DEPARTMENT OF GENERAL SERVICES

Governor Edmund G. Brown Jr.

June 22, 2018

CERTIFIED MAIL – RETURN RECEIPT REQUESTED

Mr. David Greenfader
Envision Solar International, Inc.
5660 Eastgate Drive
San Diego, CA 92121

Subject: Contract Number 1-16-61-16, Award Notification

Dear Greenfader:

We are pleased to accept your bid for Solicitation Number 0000009244. The resulting contract has an estimated value of $20,105,555.60, although there is no actual guaranteed dollar value. Additional contract information is as follows:

Mobile Solar Panel Electric Vehicle Supply Equipment
Contract No.: 1-18-61-16
Effective: June 24, 2018 through June 23, 2020

The contract consists of this acceptance letter, your bid, and the State's Invitation for Bid (IFB).

The Contract User Instructions have been posted on the Department of General Services eProcurement system at https://caleprocure.ca.gov/pages/index.aspx. A copy of this notification is being sent to you so that you will know the exact information which has been transmitted to the departments.

In accordance with the State's general provisions, Article #35 entitled News Releases, the Contractor shall not publish or use any information concerning this Statewide Contract in any format or media for advertising or publicity without prior written consent from the State's Contract Administrator.

If you have any questions regarding this contract, please contact Rita Seale at (916) 375-4804.

Sincerely,

Rita Seale

Rita Seale
Contract Administrator
Contracts Management Unit

Attachment

Department of General Services
Procurement Division
707 Third Street, 2nd Floor
West Sacramento, CA 95605-2811

State of California

CONTRACT USER INSTRUCTIONS

**** MANDATORY****

ISSUE AND EFFECTIVE DATE: 6/24/2018	
CONTRACT NUMBER:	1-18-61-16
DESCRIPTION:	MOBILE SOLAR PANEL ELECTRIC VEHICLE CHARGER SYSTEM
CONTRACTOR(S):	ENVISION SOLAR INT'L INC.
CONTRACT TERM:	6/24/18 through 6/23/2020
STATE CONTRACT ADMINISTRATOR:	Rita Seale (916) 375-4804 Rita.Seale@dgs.ca.gov

The contract user instructions, products, and pricing are included herein. All purchase documents issued under this contract incorporate the contract terms and applicable California General Provisions: http://www.documents.dgs.ca.gov/pd/modellang/GPnonIT060810.pdf (GSPD-401 Non-IT Commodities, rev 06/08/2010)

Cal eProcure link: www.caleprocure.ca.gov

ORDER PLACEMENT INFORMATION		
U.S. Mail	Fax/Email	Contact Information
Envision Solar International, Inc. 5660 Eastgate Drive San Diego, CA 92121	858-799-4592 David.greenfader@envisionsolar.com	Envision Solar International, Inc. David Greenfader Phone: 858-799-4583
Contractor Website: www.envisionsolar.com		

Original Signature on File

Rita Seale, Contract Administrator

Date: 6/22/2018

Contract (Mandatory) 1-18-61-16

Contract User Instructions

1. SCOPE

The State's contract with Envision Solar International, Inc. (Envision) provides Mobile Solar Panel Electric Vehicle Charger Systems (MSP-EVC) at contracted pricing to the State of California and local governmental agencies in accordance with the requirements of Contract # 1-18-61-16. The Contractor shall supply the entire portfolio of products as identified in the contract and will be the primary point of contact for data collection, reporting, and distribution of MSP-EVC to the State.

The contract term is for two (2) years with an option to extend the contract for two (2) one (1) year periods or portion thereof. The terms, conditions, and prices for the contract extension option shall be by mutual agreement between the Contractor and the State. If a mutual agreement cannot be met the contract may be terminated at the end of the current contract term.

2. CONTRACT USAGE/RULES

A. State Departments

- The use of this contract is mandatory for all State of California departments. Contract is available for use by local governmental agencies.
- Ordering departments must adhere to all applicable State laws, regulations, policies, best practices, and purchasing authority requirements, e.g. California Codes, Code of Regulations, State Administrative Manual, Management Memos, and State Contracting Manual Volume 2 and 3, as applicable.
- Prior to placing orders against this contract, departments must have been granted non-IT purchasing authority by the Department of General Services, Procurement Division (DGS/PD) for the use of this statewide contract. The department's current purchasing authority number must be entered in the appropriate location on each purchase document. Departments that have not been granted purchasing authority by DGS/PD for the use of the State's statewide contracts may access the Purchasing Authority Application at http://www.dgs.ca.gov/pd/Programs/Delegated.aspx or may contact DGS/PD's Purchasing Authority Management Section by e-mail at pams@dgs.ca.gov.
- Departments must have a Department of General Services (DGS) agency billing code prior to placing orders against this contract. Ordering departments may contact their Purchasing Authority contact or their department's fiscal office to obtain this information.

B. Local Governmental Agencies

- Local governmental agency use of this contract is optional.
- Local government agencies are defined as "any city, county, city and county, district or other governmental body or corporation, including the California State Universities (CSU) and University of California (UC) systems, K-12 schools and community colleges", empowered to expend public funds for the acquisition of products, per Public Contract Code Chapter 2, Paragraph 10298 (a) (b). While the State makes this contract available to local governmental agencies, each local governmental agency should determine whether this contract is consistent with its procurement policies and regulations.
- Local governmental agencies shall have the same rights and privileges as the State under the terms of this contract. Any agencies desiring to participate shall be required to adhere to the same responsibilities as do State agencies and have no authority to amend, modify or change any condition of the contract.
- Local governmental agencies are not required to have a DGS agency billing code prior to placing orders against this contract.

C. Unless otherwise specified within this document, the term "ordering agencies" will refer to all State departments and/or local governmental agencies eligible to utilize this contract. Ordering and/or usage instructions exclusive to State departments or local governmental agencies shall be identified within each article.

Contract (Mandatory) 1-18-61-16
Contract User Instructions

3. **DGS ADMINISTRATIVE FEES**

A. State Departments
The DGS will bill each State department an administrative fee for use of this statewide contract. The Administrative fee should NOT be included in the order total, nor remitted before an invoice is received from DGS.

Current fees are available online in the Price Book & Directory of Services located at: http://www.dgs.ca.gov/ofs/home.aspx (Go to Price Book and click on "Purchasing" under Procurement Division.)

B. Local Governmental Agencies
For all local government agency transactions issued against the contract, the Contractor is required to remit the DGS/PD an Incentive Fee of an amount equal to 1% of the total purchase order amount excluding taxes and freight. This Incentive Fee shall not be included in the agency's purchase price, nor invoiced or charged to the purchasing entity. All prices quoted to local governmental agency customers shall reflect State contract pricing, including any and all applicable discounts, and shall include no other add-on fees.

4. **SB/DVBE OFF-RAMP PROVISION**
There is no SB/DVBE off ramp associated with this contract.

5. **EXEMPT PURCHASES**
There are no Exempt Purchases associated with this contract.

6. **PROBLEM RESOLUTION/SUPPLIER PERFORMANCE**
Ordering agencies and/or Contractors shall inform the State Contract Administrator of any technical or contractual difficulties encountered during contract performance in a timely manner. This includes and is not limited to informal disputes, supplier performance, outstanding deliveries, etc.

For Contractor performance issues, ordering agencies must submit a completed Supplier Performance Report via email or facsimile to the State Contract Administrator identified in Article 31 (Contract Administration). The ordering agency should include all relevant information and/or documentation (i.e. Purchase documents).

7. **CONTRACT ITEMS, PRICING STRUCTURE**

Mobile Solar Panel EVSE	Contract Discount
Core Items – Solar Systems with Smart Chargers	2%
Accessories	2%
Item Network Services	0%
Item Operations, Maintenance & Repair	10%
Non-Core Catalog Items	2%

Contract (Mandatory) 1-18-61-16

Contract User Instructions

A. Pricing Structure and Contract Terms
This contract is to procure a MSP-EVC system as a complete TURNKEY system with the following elements:

1.0 Hardware - Contractor shall provide an MSP-EVC system, Smart Charger & all installation hardware. Hardware shall come with one (1) year manufacturer's warranty on all system components after installation/upgrade, commencing on the date of acceptance.

1.1 Remote Monitoring & Management Services (RMMS) - Wireless 4G LTE CDMA/EVDO router on the cellular network. The networked Inverter can be accessed remotely over the web. Provides real time status of PV, battery charge and inverter operation. The RMMS includes a network cellular wireless plan and remote tracking subscription based services. The user agency authorized agent contact information will be required at time of purchase for registration and renewal purposes after initial 12 months.

1.2 Maintenance Services Plan (MSP) - PV Panel Cleaning, Grease slew drives, check calibration of Envision Trak, check battery charging systems, Check settings and performance of inverter. Inspect and confirm operation of Electric Vehicle (EV) charger. Check overall condition of structure.

RMMS and MSP are included for the first (1st) twelve (12) months and shall commence on the system delivery and acceptance date. After the initial 12 months of RMMS and MSP, and in order to maintain MSP-EVC system functionality, the user agency is required register and renew its subscription purchase for an additional 12 months of services from Envision.

B. Contract Items Description

- Core items are identified as high-use line items that may be commonly purchased by the State. These items are available for purchase by ordering agencies at a fixed contract price.
- Accessories are identified as low-use line items that may be occasionally purchased by the State. These items are available for purchase by ordering agencies at a fixed contract price.
- Item Network Services are identified as line items that may be purchased by the State after the first year of service.
- Item Operations, Maintenance & Repair Services are identified as line items that may occasionally be purchased by the State for equipment support, maintenance and relocation.

C. Non-Core Catalog
The Contractor has created a catalog of non-core goods and/or services. Non-Core items such as catalog items are identified as items that may not be ordered on a regular basis. The California Department of General Services (State) Fixed Core and Fixed Non-Core Discount Pricing are as follows for core and non-core items.

- Non-Core Items: Are defined as all items that are similar and relative to any core option shall be made available in the Contractor's commercially available catalog. This Catalog shall be called the State Non-Core Catalog limited to items not included as part of the Core Line Items. Acceptable examples: Signs, AC and USB Outlets, Branding packages, etc...
- Non-Core Catalog Discount Percentage: Items shall be available for purchase by ordering agencies at Two (2) Percent (%) discount off Catalog line item list prices. The Contractor's 2% discount off list price (see Attachment 1, Segment ID A, Pricing Worksheet, Non-Core Catalog section) will be applicable to all Non-Core Catalog Items purchased by the State from the Contractor's catalog, except those listed as Core Items.

Specifications: All products listed on Attachment 1, Contract Pricing, products must conform to the State of California Bid Product Description Number 6116-4831 dated 4/19/18, Attachment 2.

Contract (Mandatory) 1-18-61-16

Contract User Instructions

8. PRODUCT DESCRIPTION

All products listed on Attachment 1, Contract Pricing, must conform to the State of California Bid Product Description Number 6116-4831, dated 04/19/2018, Attachment 2.

9. CUSTOMER SERVICE

The Contractor will have a customer service unit that is dedicated to this contract. The customer service unit provides office and personnel resources for responding to inquiries, including telephone and email coverage weekdays during the hours of 8:00 a.m. - 5:00 p.m., PT.

The customer service unit shall be staffed with individuals that:

- Are trained in the requirements of this contract;
- Have the authority to take administrative action to correct problems that may occur; and
- Are designated for training and general customer service follow-up.

The Contractor's customer service unit shall respond to all customer inquiries within one (1) business day of initial contact.

Contact	Phone	Email
David Greenfader	(310) 961-4669 or (866)746-0514	David.greenfader@envisionsolar.com

10. PURCHASE EXECUTION

A. State Departments

1) Std. 65 Purchase Documents

State departments not transacting in FI$CAL must use the Purchasing Authority Purchase Order (Std. 65) for purchase execution. An electronic version of the Std. 65 is available at the Office of State Publishing web site: http://www.dgs.ca.gov/pd/Forms.aspx (select Standard Forms).

All Purchasing Authority Purchase Orders (Std. 65) must contain the following:

- Agency Order Number (Purchase Order Number)
- Ordering Agency Name
- Agency Billing Code
- Purchasing Authority Number
- Leveraged Procurement Number (Contract Number)
- Supplier Information (Contact Name, Address, Phone Number, Fax Number, E-mail)
- Line Item number
- Quantity
- Unit of Measure
- Item Description
- Unit Price
- Unit Price for quantity discounts
- Extension Price

2) FI$CAL Purchase Documents

State departments transacting in FI$CAL will follow the FI$CAL procurement and contracting procedures.

Contract (Mandatory) 1-18-61-16
Contract User Instructions

3) Blanket Orders
The use of blanket orders against this statewide contract is not allowed.

B. Local Governmental Agencies
Local governmental agencies may use their own purchase document for purchase execution. The purchase documents must include the same data elements as listed above (Exception: Purchasing Authority Number is used by State departments only).

11. MINIMUM ORDER

The minimum order is one (1) Solar Charger System. Additional accessories and services may be purchased on a separate order as long as a system has been purchased.

12. ORDERING PROCEDURE

Ordering agencies are to submit appropriate purchase documents directly to the Contractor(s) via one of the following ordering methods:

- U.S. Mail
- Facsimile
- Email

The Contractor's Order Placement Information is as follows:

ORDER PLACEMENT INFORMATION		
U.S. Mail	**Facsimile**	**Email**
Envision Solar Int'l Inc. Attn: David Greenfader 5660 Eastgate Drive San Diego, CA 92121 (310) 961-4669 (866) 746-0514	(858) 799-4593	David.greenfader@envisionsolar.com

Note: When using any of the ordering methods specified above, all State departments must conform to proper State procedures.

13. ORDER ACCEPTANCE

The Contractor shall accept orders from any State department or local governmental agency. The Contractor shall not accept purchase documents for this contract that:

- Are incomplete;
- Are submitted without CA approval of non-core items
- Contain non-contract items; or
- Contain non-contract terms and conditions.

The Contractor must not refuse to accept orders from any State department or local governmental agency for any other reason without written authorization from the CA.

14. ORDER RECEIPT CONFIRMATION

The Contractor will provide ordering agencies with an order receipt confirmation, via e-mail or facsimile, within 48 hours of receipt of purchase document. The Order Receipt Confirmation shall include the following information:

Contract (Mandatory) 1-18-61-16

Contract User Instructions

- Ordering Agency Name
- Agency Order Number (Purchase Order Number)
- Purchase Order Total Cost
- Anticipated Delivery Date

15. OUT OF STOCK REMEDY

Upon receipt of order acknowledgment identifying out of stock items, the ordering agencies shall have the following options:

- Request back order; or
- Cancel the item from the order with no penalty.

Contractor will provide notification to the ordering agencies regarding out-of-stock items which have been back ordered.

Under no circumstance is the Contractor permitted to make substitutions with non-contract items or unauthorized products.

16. DISCONTINUED ITEM REMEDY

Upon receipt of order acknowledgment identifying discontinued items, the ordering agencies shall have the following options:

- Amend purchase document to reflect State-approved substitute item; or
- Cancel the item from the order.

Under no circumstance is the Contractor permitted to make substitutions with non-contract items or unauthorized products without approval from the CA

17. DELIVERY SCHEDULES

Delivery for orders placed against this contract shall be in accordance with the following:

A. Locations

Deliveries are to be made statewide to the location specified on the individual purchase order, which may include, but not limited to parking structures, roofless parking garages, parking lots, and rural locations within a commercial and reasonable manner.

B. Schedule

Delivery of ordered product shall be completed in full within nintety days (90) after receipt of an order (ARO) for quantites of fifty (50) or less. Delivery time may change for quantities of more than fifty per order. Since receiving hours for each ordering agency will vary by facility, it will be the Contractor's responsibility to check with each facility for their specific delivery hours before delivery occurs. The Contractor must notify the ordering agency within twelve (12) hours of scheduled delivery time, if delivery cannot be made within the time frame specified on the Order Receipt Confirmation.

Contractor is requested to make deliveries in Los Angeles County, Orange County, San Bernardino Metropolitan Area, and San Diego Metropolitan Area during off-peak hours. Off-peak hours are Monday through Friday, 10:00 AM to 4:00 PM.

Contract (Mandatory) 1-18-61-16

Contract User Instructions

C. Security Requirements

Deliveries may be made to locations inside secure institutional grounds (such as the California State Prisons) that require prior clearances to be made for delivery drivers. Since security clearance procedures for each facility may vary, it will be the Contractor's responsibility for contacting the secure location for security clearance procedures, hours of operation for deliveries and service, dress code, and other rules of delivery. Deliveries that are delayed due to drivers not being cleared to enter institutional grounds may cause your firm to be declared in default of contract requirements.

Note: In accordance with paragraph 15 of the General Provisions entitled "Delivery", the Contractor shall strictly adhere to the elivery terms and completion schedule as specified in this solicitation. Failure to comply with the delivery requirements, as stated, may be considered a breach of contract and subject the Contractor to General Provisions 26, entitled "Rights and Remedies of the State for Default".

18. FREE ON BOARD (F.O.B.) DESTINATION

All prices are F.O.B. destination; freight prepaid by the Contractor, to the ordering organization's receiving point. Responsibility and liability for loss or damage for all orders will remain with the Contractor until final inspection and acceptance, when all responsibility will pass to the ordering organization, except the responsibility for latent defects, fraud, and the warranty obligations.

19. PACKING SLIP

Packing slip requirements shall be in accordance with the General Provisions (rev 06/08/2010), Paragraph 12 entitled "Packing and Shipment"

20. HAZARDOUS MATERIALS DOCUMENTATION

NOT APPLICABLE

21. INSTALLATION

Envision will install the charger unit selected into the MSP-EVC system prior to delivery. Installation service includes but is not limited to:

- Landing
- Securing all hardware
- Connecting and commissioning the unit.

Installation fee is included in the unit price.

22. INSPECTION AND ACCEPTANCE

Shall be in accordance with the General Provisions Non-IT (rev 06/08/2010) Paragraph 17 entitled "Inspection, Acceptance and Rejection", unless otherwise noted in the agency's Statement of Work (SOW). The general provisions are available at:
http://www.documents.dgs.ca.gov/pd/modellang/GPnonIT060810.pdf.

If the State does not provide such notice of rejection within thirty (30) days of delivery, unless otherwise specified in the SOW, such Goods and services will be deemed to have been accepted.

Contract (Mandatory) 1-18-61-16

Contract User Instructions

23. CONTRACT ADMINISTRATION

Both the State and the Contractor have assigned contract administrators as the single points of contact for problem resolution and related contract issues.

Administrator Information	DGS/PD (State Contract Administrator)	Envision Solar Int'l Inc. (Contractor)
Contact Name:	Rita Seale	David Greenfader
Telephone:	916-375-4804	310-961-4669
Facsimile:	916-375-4522	858-799-4592
Email:	Rita.Seale@dgs.ca.gov	david.greenfader@envisionsolar.com
Address:	DGS/Procurement Division Attn: Rita Seale 707 Third Street, 2nd Floor West Sacramento, CA 95605	Envision Solar Int'l Inc.NWN Corporation Attn: David Greenfader 5660 Eastgate Drive San Diego, CA 92121

24. INVOICING

The Contractor is to render invoices as instructed on individual orders. The Contractor's invoice must include at a minimum:

- Contractor's name, address and telephone number
- Leveraged Procurement Number (Contract Number)
- Agency Order Number (Purchase Order Number)
- Line Item Number and commodity code
- Quantity purchased
- Contract price and extension
- State sales and/or use tax
- Prompt payment discounts/cash discounts, if applicable
- Totals for each order

25. PAYMENT

A. Terms

Payment terms for this contract are net forty-five (45) days. Payment will be made in accordance with the provisions of the California Prompt Payment Act, Government Code Section 927, et seq. Unless expressly exempted by statute, the Act requires State departments to pay properly submitted, undisputed invoices not more than forty- five (45) days after the date of acceptance of goods, performance of services, or receipt of an undisputed invoice, whichever is later.

B. State Financial Marketplace

The State reserves the right to select the form of payment for all procurements, be it either an outright purchase with payment rendered directly by the State, or a financing/lease-purchase or operating lease via the State Financial Marketplace (GS $Mart and/or Lease $Mart). If payment is via the financial marketplace, the Supplier will invoice the State and the State will approve the invoice and the selected Lender/Lessor for all product listed on the State's procurement document will pay the supplier on behalf of the State.

C. Payee Data Record

Each State accounting office must have a copy of the Payee Data Record (Std. 204) in order to process payments. State departments should forward a copy of the Std. 204 to their accounting office(s).

Without the Std. 204, payment may be unnecessarily delayed. State departments should contact the Contractor for copies of the Payee Data Record.

26. CAL-CARD INVOICING
Use of the CAL-Card for payment of invoices is not allowed under this statewide contract.

27. CALIFORNIA SELLER'S PERMIT
The California seller permit number for the Contractor is listed below. State departments can verify that permits are currently valid at the following website: www.boe.ca.gov. State departments must adhere to the file documentation required identified in the State Contracting Manual Volume 2 and Volume 3, as applicable.

Contractor Name	Seller Permit #
Envision Solar International Inc.	SR FH 102-144216

28. WARRANTY

The Contractor must honor all manufacturers' warranties and guarantees for a period of one (1) year from the date of acceptance on all products offered as part of this contract. The Contractor warrants that all equipment furnished under this solicitation will be new, of good material and workmanship, and agrees to replace promptly any part of parts which by reason of defective material or workmanchip shall fail under normal use, free of negligence or accident. The Contractor shall bear all material and labor costs for repair of equipment defects and failure. The bid price includes the manufacturer's warranty cost. See Manufacturers Warranty.

29. RECYCLED CONTENT
There is no recycled content associated with this contract.

30. SMALL BUSINESS/DISABLED VETERAN BUSINESS ENTERPRISE PARTICIPATION
There is no Small Business (SB) or Disabled Veteran Business Enterprise (DVBE) participation for this contract.

31. TECHNICAL SUPPORT
The Contractor shall provide technical support for any equipment supplied. The Contractor shall respond to requests for technical support within eight (8) working hours or request. The request may be a documented phone call. When requested, on-site technical support shall be provided within three (3) working days.

32. PRODUCT RECALL PROCEDURES
The Contractor shall provide recall notification, regardless of level, in writing to the PO and each applicable ordering agency through the most expedient method possible. The notices, at a minimum, shall include a complete product description and/or identification, contract number, delivery order number and disposition instructions.

The Contractor shall pick up, test, destroy or return recalled products to the manufacturer at no expense to the ordering agency. The Contractor shall issue replacement of product or credit for any product removed or recalled. Each ordering agency shall have the option of accepting either replacement product or credit in exchange for recalled/removed products.

Contract (Mandatory) 1-18-61-16

Contract User Instructions

33. HARDWARE

The Contractos shall provide all EVSE hardware per Product Description 6116-4831. Hardware shall come with one (1) year manufacturer's warranty on all system components after installation/upgrade, commencing on the date of acceptance.

34. NETWORK SERVICES

Remote Monitoring and Management System (RMMS)-EV ARC Services. Each EV Arc™ unit is equipped with Wireless communications & 24/7 State-of-Health monitoring. Each EV Arc™ unit is equipped with a wireless 4G CDMA/EVDO router on the cellular network. The Inverter is networked and can be accessed remotely over the web. This provides "state of health" monitoring of the battery charging system, providing real time status of PV, battery charge, and inverter operation.

EnvisionTrak™: Exclusive & Patented Sun-Tracking Technology is a networked system and can be accessed and controlled remotely over the web. Upon purchase, client will be provided with a log in and instructions for how to use the solar tracking controls. This system will allow purchaser to view or manage information about the tracking system remotely, and allow us to see the canopy's position in real time, send commands to the controller, and generates warnings, alerts, and notifications of system operation. Nearly all troubleshooting (if needed) can be done remotely. **(Service is included in the unit price for the first twelve (12) months).**

The Contractor supplied smart charger(s) shall meet the following requirements:

- Network ready (cellular, Wi-Fi, Ethernet, and/or Zigbee)
- Remote management (i.e. access control, charger status, set pricing, collect fees, reservations, track usage, software/firmware upgrade, etc.)
- Utilizes open source protocol communications (such as Open Charge Point Protocol (OCPP)) and/or provide open connectors to OCPP or similar.
- Service will be included in the unit price for twelve months from date of delivery.
- Additional service can be purchased as a subscription after the twelve (12) month period.

35. REPAIR SERVICES

The Contractor will repair the equipment damage due to external causes including accident, abuse, vandalism, flood, fire, and misuse.

- The Contractor shall provide corrective services Monday through Friday during normal business hours (8:00 AM – 5:00 PM Pacific Time) to customers during the contract period. The Contractor will not be scheduled to work on State holidays.
- The Contractor shall respond to the ordering agency's representative within one (1) business day during normal business operation hours via e-mail or phone when a non-functioning or faulty station is reported; response shall include the expected time station will be available for use.
- For station issues that require onsite diagnostic the Contractor shall notify the ordering agency representative within two (2) business days to schedule repairs. Repairs will be scheduled during normal business operation hours unless otherwise agreed to by both parties.
- The Contractor shall initiate on-site repair or replacement services and have the system repaired or replaced within ten (10) business days from acknowledgement of request.
- Technical support shall assist ordering agency with station issues (how to guidance, screen errors, system errors, troubleshoot various other problems, request repairs and/or questions pertaining to but not limited to the use and functionality of the charging station)
- The Contractor may provide multiple service options to both customers and administrators to resolve any charger and system service related issues.
- All service related information and instructions shall be clearly posted on all EVSE stations and/or posted near stations and easily visible to users.

Repairs may be conducted by a third party without voiding the warranty.

36. OPERATIONS & MAINTENANCE

Contractor will provide maintenance services with the goal of preventing equipment failure before it occurs. This service is included in the unit price for the first twelve (12) months from the date of delivery. Planned maintenance service costs quoted on Attachment 1, Pricing Worksheet shall include all labor, supplies and consumables, to ensure that the device will operate within the OEM's specifications. Hardware that may need to be replaced shall be discussed with the ordering agency for approval and validation of product costs. Qualified trained technicians will perform all contracted maintenance. A planned maintenance service log will be maintained for each system.

- Monitoring & Operations Plan:

  Each EV ARC unit is equipped with a wireless 4G lte CDMA/EVDO router on a network. The Inverter is networked and can be accessed remotely over the web to allow for 24/7 State-of-Health monitoring. The service will provide real-time status of PV, battery charge, and inverter operation.

- Exclusive & Patented Sun-Tracking Technology:

  EnvisionTrak patented sun-tracking technology is a networked system and can be accessed and controlled remotely over the web. Upon purchase, users will be provided with a log in and instructions on how to use the Sun Tracking controls. This system will allow purchaser to view or manage information about the tracking system remotely, and allow visibility of the canopy's position in real time, send commands to the controller, and generates warnings, alerts, and notifications of system operation.

Maintenance Service activities shall include but not be limited to:

- Partial or complete overhauls at specified periods
- Cleaning
- Worn part replacement
- Lubrication

User agencies may elect to purchase the Operations & Maintenance Agreement at any time during the warranty period. User agencies may also purchase Operations & Maintenance Agreement after the warranty expires. No less than thirty (30) days after the expiration of the warranty, the Contractor may charge a repair services hourly rate to bring the device's performance level up to standard.

Maintenance may be conducted by third party contractors without voiding the warranty.

37. RELOCATION TRANSPORTATION SERVICES

Services include relocating the unit from the original destination to another location.

NOTE: An hourly relocation timeline charge begins from Envision Solar in San Diego CA to pickup and relocation of unit to the new destination location.

38. PACKAGING, PACKING AND MARKING FOR SHIPPED ORDERS

All shipments shall be in accordance with the General Provisions (rev 06/08/2010), Paragraph 12 entitled "Packing and Shipment".

39. PAYMENT PROCESSING

Envision Solar shall guarantee that all charging equipment suppliers of Smart chargers can abide to the following requirements that may require payment processing.

If the Contractor provides a smart charger with a unit, the Contractor shall make sure that the charger company have the ability, experience and responsibility to provide payment processing in accordance with

the State's requirements for payment collection and processing. The charger contractor chooses one of the following payment processing methods:

Option 1 – Exception to ePay Master Services Agreement

- The Contractor shall establish and maintain separate bank accounts for any funds collected under any contracts resulting from this contract.
- All deposits will be made to the State's or Ordering Agencies central depository zero balance bank account. Deposit instructions and account information will be provided by the ordering agency.
- The Contractor will deposit receipts to the State or Ordering Agency at intervals of no more than 10 calendar days. Transaction data for each receipt will be provided to the ordering agency.
- The Contractor will invoice ordering agencies monthly in arrears for service fees.
- Deposits shall not be net of the Contractor's service fees.
- Deposits shall be net of credits and chargebacks (i.e., money credited to a user as a result of a disputed charge). The Contractor will not have the authority to debit money from the ordering agency's account.
- The Contractor shall resolve payment card questions and chargebacks.

Option 2 – ePay Master Services Agreement

The Contractor's point-of-sale system must be certified to one or both of the State's EPAY Master Service Agreement Contractors for card processing. Deposits will be made by the EPAY Contractor.

Business Name: Elavon, Inc.
Contact Person: Bridget Stover
Telephone: (916) 498-3443
Cell: (916) 801-0853
Fax: (865) 498-3813
Email: bridget.stover@elavon.com
MSA 5-10-99-02 Web link:
http://www.documents.dgs.ca.gov/pd/masters/EPAY/Elavon/Elavon_Main.pdf

Business Name: First Data Merchant Services
Contact Person: Laurie Filshteyn
Telephone: (415) 884-2787
Alternate Phone Number: (877) 278-3901 (8:30 am to 6:30 pm e.t)
Fax: (402) 916-6093
Email: laurie.filshteyn@firstdata.com
MSA 5-10-99-01 Web link: http://www.documents.dgs.ca.gov/pd/masters/epay/fd/_5-10-99-01.pdf

40. REPORTING REQUIREMENTS:

The following reports are required to be submitted by the Contractor in accordance with the instructions outlined below. Reports must contain at a minimum, but not limited to, the data elements identified in Attachment three (3) – Contract Reporting Data. Reports shall be provided to the State Contract Administrator, in Excel format via email or via U.S. Mail on a CD-ROM or thumb drive, by the 15th day following the ending of the reporting period (previous calendar month).

Note: Reports are to be submitted even when there is no activity for the reporting period.

A. Contract Usage Report:

The Contractor shall provide an electronic Contract Usage Report to the State Contract Administrator on a monthly basis. The Contract Usage Report shall detail all invoiced purchases (from State Departments and/or local governmental agencies) against the contract during the specified reporting period.

B. **Local Business Activity Report:**
The Contractor shall provide an electronic Local Business Activity Report to the State Contract Administrator on a monthly basis. The Local Business Activity Report shall detail all invoiced purchases (from local governmental agencies only) against the contract during the specified reporting period and the Total Incentive Fee due to DGS/PD. Note: The Local Business Activity Report is considered separate from the Contract Usage Reporting requirement.

C. **SB/DVBE Participation Report:**
The Contractor shall provide an electronic SB/DVBE Participation Report to the State Contract Administrator on a monthly basis. The SB/DVBE Participation Report shall detail all payments to Small Business (SB) and/or Disabled Veteran Business Enterprise (DVBE) subcontractors during the specified reporting period.

D. **Aging Debt Report:**
The Contractor shall provide an electronic Aging Debt Report to the State Contract Administrator on a monthly basis. The Aging Debt Report must contain the outstanding invoices by State Department for the specified reporting period.

E. **Ad Hoc Reporting**
The Contractor shall have the ability to provide ad hoc reporting capabilities at no cost to the State. The Contractor shall permit and provide access to all data that pertains to any procurement action taken by an ordering agency or the State as a whole. The State or ordering agency may make copies of procurement data in any form and the use of such data shall not be restricted. Dependent on future reporting requirements, the State may ask that certain reports become standard and delivered to the State on a monthly or quarterly basis.

41. ATTACHMENTS

Attachment 1 – Contract Pricing

Attachment 2 – Product Description 6116-4831, dated 04/19/2018

Attachment 3 – Manufacturer Warranty, Operations and Maintenance

TEMPLATE DATA KEY

The following key identifies the column description, format and example for the Contract Usage Report Template.

Column Number	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6	Column 7	Column 8	Column 9	Column 10	Column 11	Column 12	Column 13
Column Name	Contract Line Item # (CLIN)	Item Description	Estimated Quantity	Manufacturer Name (OEM)	Manufacturer Model Number (OEM #)	SKU # / Item #	Manufacturer's Item Description	Unit of Measure	Quantity in Unit of Measure	List Price/MSRP	Contract Discount	Contract Unit Price	Extended Contract Price Paid
Description	Identifies item number on bid sheet	Informational text about the commodity being purchased. Description should be descriptive enough to show the item is consistent with the specifications (high-level).	Quantity of items that may be purchased through the life of the contract	Identifies the manufacturer's name for each line item.	Identifies supplier's unique identifier for a particular line item.	Identifies supplier's unique identifier for a particular line item.	Informational text about the commodity being purchased. Description should be descriptive enough to show the item is consistent with the specifications (high-level).	Unit of Measure - Descriptor of the packaging unit (i.e. each, box, dozen, case, lbs, pallet etc).	This field will carry the number of base units in the packaging of the products.	An independently verifiable public price available to the general public.	For commodities with a discount structure - this value represents the contractual discount off the List Price. For commodities with a fixed price structure, discount is derived based on the following calculation: ((List Price - Contract Price)/List Price) = Contract Discount %.	This is the contractual price for a given line item based on the price that was bid, as relative to the contract unit of measure.	The suppliers representation of the extended contractual price (Contract Unit Price * Quantity)
Format	Variable Character	Variable Character	Integer	Variable Character	Variable Character	Variable Character	Variable Character	Variable Character	Integer	Currency	Percentage	Currency	Currency
Example	1	Bumper Stops	62	EV Arc	PT-674344457	4576543245-JH/4567C	Transformer ARC™ Upgrade	Each	10	$2,500.00	66%	$1,650.00	$1,650.00
Provided by	Contract Administrator	Contract Administrator	Contract Administrator	Supplier	Supplier	Supplier	Supplier	Contract Administrator	Contract Administrator	Supplier	Supplier	Calculated	Calculated

[illegible]							
Contract Line Item # (CLIN)	Commodity Description	Manufacturer Model No.	Manufacturer's Item Description	Unit of Measure	List Price/MSRP	Contract Discount	Contract Unit Price
1	EV ARC - 4.3 kW DC - 12 PV Panels Solar System with Chargepoint CT4013-GW1, single level-2 smart/networked charging station.	ARC-CP4013	EV ARC w/ Chargepoint single plug	Each	$62,571	2%	$ 61,319.58
2	EV ARC - 4.3 kW DC - 12 PV Panels Solar System with Chargepoint CT4023-GW1, dual-plug derated level-2 smart/networked charging station.	ARC-CP4023	EV ARC w/Chargepoint dual plugs	Each	$64,449	2%	$ 63,160.02
3	EV ARC - 4.3kW solar array, EnvisionTrak™, 24kWh (expandable) battery storage, and Envision Charge integrated EV charging system - Configuration 1: One (1) J1772 coupler with 4.3kW maximum output.	ARC-EC1	EV ARC w/ Envision Charge single plug	Each	$59,289	2%	$ 58,103.22
4	EV ARC - 4.3kW solar array, EnvisionTrak™, 24kWh (expandable) battery storage, and Envision Charge integrated EV charging system - Configuration 2: Two (2) J1772 couplers with (a) 4.3kW maximum output delivered to either coupler or shared amongst both or (b) 2.2kW fixed output per coupler.	ARC-EC2	EV ARC w/Envision Charge dual (2) plugs with optional powersharing	Each	$61,078	2%	$ 59,856.44
5	EV ARC - 4.3kW solar array, EnvisionTrak™, 24kWh (expandable) battery storage, and Envision Charge integrated EV charging system - Configuration 3: Three (3) J1772 couplers (a) 4.3kW maximum output delivered individually or (b) 1.4kW fixed maximum output per coupler.	ARC-EC3	EV ARC w/Envision Charge three (3) plugs with optional powersharing	Each	$62,867	2%	$ 61,609.66
6	EV ARC - 4.3kW solar array, EnvisionTrak™, 24kWh (expandable) battery storage, and Envision Charge integrated EV charging system - Configuration 4: Four (4) J1772 couplers (a) 1.4kW maximum output delivered individually or between 1kW to 1.4kW when shared amongst four or (b) 1kW fixed maximum output per coupler.	ARC-EC4	EV ARC w/Envision Charge four (4) plugs with optional powersharing	Each	$64,656	2%	$ 63,362.88
7	EV ARC - 4.3kW solar array, EnvisionTrak™, 24kWh (expandable) battery storage, and Envision Charge integrated EV charging system - Configuration 5: Five (5) J1772 couplers (a) 1.4kW maximum output delivered individually or between 0.84kW to 1.4kW when shared amongst 5 or (b) 0.84kW fixed maximum output per coupler.	ARC-EC5	EV ARC w/Envision Charge five (5) plugs	Each	$66,445	2%	$ 65,116.10
8	EV ARC - 4.3kW solar array, EnvisionTrak™, 24kWh (expandable) battery storage, and Envision Charge integrated EV charging system - Configuration 6: Six (6) J1772 couplers (a) 1.4kW maximum output delivered individually or between 0.72kW to 1.4kW when shared amongst 6 or (b) 0.72kW fixed maximum output per coupler.	ARC-EC6	EV ARC w/Envision Charge six (6) plugs with optional powersharing	Each	$68,234	2%	$ 66,869.32
9	EV ARC HP - High-Power Station - Required for 25kW / 50kW Level-3 DC Fast Charge. Daisy-chain compatibility. 12.5kW max output @ 208V three-phase. One (1) 8.4kW max Envision Charge Level-2 charging system. 40kWh (expandable) battery storage.	HP	High-Powered (40 amp) EV ARC	Each	$103,826	2%	$ 101,749.48
10	EV ARC HP25 - 25kW DC fast charger. Base package includes an expandable two (2) standard EV ARC HP stations daisy-chain connected. Includes cabling and cable protection.	HP25	25kW DCFC Fast Charger	Each	$222,598	2%	$ 218,146.04
11	EV ARC HP50 - 50kW DC fast charger. Base package includes a modular and expandable four (4) standard EV ARC HP stations and one (1) 50kW DCFC ballast plate daisy-chain interconnected. Includes cabling and cable protection.	HP50	50kW DCFC Fast Charger	Each	$458,246	2%	$ 449,081.08
[illegible]							
Contract Line Item # (CLIN)	Item Description	Manufacturer Model No.	Manufacturer's Item Description	Unit of Measure	List Price/MSRP	Contract Discount	Contract Unit Price
12	ARC Mobility Trailer - Hydraulic lift trailer system for gooseneck bed mounted ball hitch. (recommended for highway transportation)	AMT	Hydraulic lift trailer. 4-6 min. installation	Each	$25,035	2%	$ 24,534.30
13	Additional Battery Pack. Increases energy storage in 8 kWh increments	ABP	Increases supplemental storgae capacity	Each	$5,011	2%	$ 4,910.78
14	Emergency Power Panel (6kW) with: 208V or 240V connection (not GFCI protected) including 1x NEMA L14-30 (twist lock), and 120V connections (GFCI protected) including 2x Duplex NEMA 5-20 + 2x NEMA L5-20 (twist lock)	EPWR	Resiliency /Disaster Preparedness emergency power	Each	$1,965	2%	$ 1,925.70
15	Bumper Stops	BSTP	Bollards	Each	$365	2%	$ 357.70
16	Transformer ARC™ Upgrade	XFMR	Stows EV ARC™ XFMR for easier transport	Each	$1,900	2%	$ 1,862.00
17	Transformer ARC™ Stow Kit - Includes double action hydraulic cylinder, upper connector assembly, lower connector assembly, stabilizing bars, stabilizing connectors	XKIT	XFMR Stow Kit	Each	$2,543	2%	$ 2,492.14
[illegible]							
Contract Line Item # (CLIN)	Item Description	Manufacturer Model No.	Manufacturer's Item Description	Unit of Measure	List Price/MSRP	Contract Discount	Contract Unit Price

18	Remote Monitoring and Management System (RMMS)- EV ARC Services. Each EV ARC™ unit is equipped with Wireless communications & 24/7 State-of-Health monitoring. Each EV ARC™ unit is equipped with a wireless 4G lte CDMA/EVDO router on the cellular network. The inverter is networked and can be accessed remotely over the web. This provides "state of health" monitoring of the battery charging system, providing real-time status of PV, battery charge, and inverter operation. EnvisionTrak™: Exclusive & Patented Sun-Tracking Technology is a networked system and can be accessed and controlled remotely over the web. Upon purchase, client will be provided with a log in and instructions for how to use the solar tracking controls. This system will allow purchaser to view or manage information about the tracking system remotely, and allow us to see the canopy's position in real time, send commands to the controller, and generates warnings, alerts, and notifications of system operation. Nearly all troubleshooting (if needed) can be done remotely. **(Service is included in the unit price for the 1st twelve [12] months)**	RMMS	Access for remote monitoring and management of station. Connected via 4G lte wireless router.	Each	$360	0%	$ 360.00
19	Network Services for Chargepoint enabled smart charging equipment (EVSE). **First 12 months of service is included in EV ARC purchase price. Annual subscription cost per plug.**	CPNet	Chargepoint Network Service	Each	$270	0%	$ 270.00
[illegible]							
Contract Line Item # (CLIN)	**Item Description**	**Manufacturer Model No.**	**Manufacturer's Item Description**	**Unit of Measure**	**List Price/MSRP**	**Contract Discount**	**Contract Unit Price**
20	During Weekend, Holidays, and After Regular Business Hours	Field Service	N/A	Each	$240	10%	$ 216.00
21	During Regular Business Hours (M-F 8:00AM - 5:00PM)	Field Service	N/A	Each	$160	10%	$ 144.00
22	Operations & Maintenance: Plan includes PV Panel Cleaning, Grease Slew drives, Check Calibration of Envision Trak, Check Battery Charging Systems, Settings, Performance of Inverter, Overall Condition of Structure and Inspect & Confirm Operation of EV Charger. **(Service is included for the 1st twelve months)**	O&M Service	N/A	Each	$647.50	10%	$ 582.75
23	Relocation Transportation Services: Services include relocating unit from original destination to another location. NOTE: An hourly relocation timeline charges begins from Envision Solar in San Diego CA to pickup and new destination location.	Relo Service	N/A	Each	$250	10%	$ 225.00
[illegible]							
Segment ID	**Item Description**	**Manufacturer Model No.**	**Manufacturer's Item Description**	**Unit of Measure**	**List Price/MSRP**	**Contract Discount**	**Contract Unit Price**
A	Vendor Catalog Items					2%	

Product Description

Envision - EV Autonomous Renewal Charger

1.0 SCOPE

This product description is for a turn-key Envision EV Autonomous Renewal Charger (EV ARC), a fully self-contained, transportable solar-powered (photovoltaic), EV charging station.

2.0 DESCRIPTIONS

The EV ARC includes all hardware and software required for a fully functional, portable, solar-powered EV charging system.

2.1 **Standard Features**

a. Transportable
b. Ballasted Pad (no foundation or trenching)
c. Fits into a single parking space 9'x18' in dimensions
d. Rated to survive 110mph winds
e. 7.5' standard minimum clearance
f. On board battery storage

2.2 **Photovoltaic Array system**

The photovoltaic (PV) array consists of:

a. Photovoltaic (solar) panels - to absorb and directly convert sunlight into electricity
b. Solar inverter - to change the electrical current from DC to AC
c. Solar tracking system - to improve the system's overall performance
d. Photovoltaic Array Module
e. Mounting, cabling and other electrical accessories

2.3 **Charging Stations**

The charging stations:

- Include a cord management system (cord hanger, automatic retraction, etc.)
- Port Options:
  - L1/L2 - SAE J1772
  - DCFC – SAE CCS and/or CHAdeMo
  - Outlets - 5-20R
- Smart (networked/OCPP 1.5 or later) and/or Basic (not-networked)
- ADA Compliant

3.0 Optional Services

3.1 **Network Services**

Configure and activate (minimum 12 months) the smart charger to connect to a network provider (i.e. Chargepoint, EV Connect, OP Connect, etc.).

3.2 Point of Sale (POS) and Payment Processing Services

Provision the smart charger to provide POS capability that accepts payment by credit card, debit card and/or smartphone. The POS would be certified to one or both of the State's EPAY Master Service Agreement contractors for card processing.

Configure and activate (minimum 12 months) the smart charger payment processing to utilize a State selected contractor from the State's EPAY Master Service Agreement.

3.3 Wireless Telemetry

Can configure and activate (minimum 12 months) the EV ARC wireless telemetry capability to allow the State to monitor, access and control the system remotely via the web. Capabilities can include:

- Monitoring of the battery charging system
- Monitoring/controlling the canopy system
- Standard reporting

4.0 Miscellaneous Requirements

4.1 Manual

Provide User/Operator manual with each unit delivered.

4.2 Basic Training

Provides a basic operational training with each unit delivered.

ENVISION

EV ARC™

Autonomous Renewable Charger



ENVISION

WARRANTY

EV ARC™ Solar Charging Station

for_______________.

Envision Solar hereby warrants EV ARC™, transportable solar EV charging station(s) sold by it, to be free from defects in material and workmanship. Standard warranty for EV ARC™ is **12 months** (1 year). Additionally, all major component manufacturer's warranties are passed through to customer.

Envision Solar's Responsibilities: If a defect in material or workmanship is found during the standard warranty period or extended warranty if applicable, Envision Solar will repair or replace our Work.

Limitations: Envision Solar is not responsible for - failures resulting from any use or installation which Envision Solar judges improper. Failures resulting from attachments, accessory items and parts not sold or approved by Envision Solar - failures resulting from abuse, neglect and/or improper repair. Failures resulting from user's delay in making the product unavailable after being notified of a potential product problem. Failures resulting from unauthorized repairs or adjustments. Damage to parts, fixtures, housings, attachments, and accessory items, which are not part of the offering.

Envision Solar further agrees, after being given timely notice of a warrantable failure and promptly making the product available for repair will respond in a reasonable period of time and commence with due diligence all Work necessary to fulfill the terms of this guarantee and to complete the Work within a period of time stipulated in writing.

Date: 6.18.18

Signed:

Desmond Wheatley – CEO
Envision Solar International

ENVISION

EV ARC™
COMPONENT MANUFACTURER WARRANTY

UL / ETL listed components:

- Inverter – 5-year limited warranty
- PV Modules – 25-year linear warranty
- Batteries – 2-year warranty. Expected lifespan 5000 cycles.
  [Estimated lifespan 8-12 years, depending on usage]
- Wireless Communications (Pro CDMA/EVDO Router) – 3-year product warranty
- EnvisionTrak™ Slew Drives – 1-year limited warranty (non-transferable; we assume this under our product warranty)
- EnvisionTrak™ motors – 1-year limited warranty
- EnvisionTrak™ – 1-year limited warranty
- Lighting – 1-year limited warranty
- DC-DC Converter – 2-year limited warranty

ENVISION

EV ARC™
OPERATIONS & MAINTENANCE

Monitoring & Operations Plan:
Wireless communications & 24/7 State-of-Health monitoring.
Each EV ARC™ unit is equipped with a wireless 4G lte CDMA/EVDO router on the Verizon network.
The Inverter (Outback MATE3) is networked and can be accessed remotely over the web. This provides "state of health" monitoring of the battery charging system, providing real-time status of PV, battery charge, and inverter operation.

EnvisionTrak™ patented sun-tracking technology is a networked system and can be accessed and controlled remotely over the web. This system will allow purchaser to view or manage information about the tracking system remotely, and allow us to see the canopy's position in real time, send commands to the controller, and generates warnings, alerts, and notifications of system operation. Nearly all troubleshooting (if needed) can be done remotely.

Annual Maintenance:

1. PV panel cleaning (1 hr)
2. Grease slew drives & check calibration of EnvisionTrak™ (45 min.)
3. Check battery charging systems (30 min.)
4. Check settings and performance of inverter (30 min.)
5. Inspect and confirm operation of EV charger (30 min.)
6. Check overall condition of structure (15 min.)

Total time - 3.5 hours

ENVISION


ENVISION
12 PV MODULE
EV-ARC™ 3.3
FRONT VIEW
EV-ARC™ 3.3
SIDE VIEW
EV-ARC™
OVERALL
DIMENSIONS
SK.0

ENVISION


TOP VIEW
BOTTOM VIEW
LEFT SIDE VIEW
FRONT VIEW
ENVISION